As filed with the Securities and Exchange Commission on January 25, 2010

Registration No. 333-145643

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1990949
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
Telephone: (651) 325-4300

(Address, including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Robert J. Vold

Senior Vice President, Chief Financial Officer and Treasurer

180 East Fifth Street, Suite 1300

Saint Paul, Minnesota 55101

Telephone: (651) 325-4300

Facsimile: (651) 325-2001

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Eric R. Jacobsen	W. Morgan Burns
Senior Vice President, General Counsel and Secretary	Jonathan R. Zimmerman
180 East Fifth Street, Suite 1300	Faegre & Benson LLP
Saint Paul, Minnesota 55101	2200 Wells Fargo Center
Telephone: (651) 325-4300	90 South Seventh Street
Facsimile: (651) 325-2001	Minneapolis, Minnesota 55402-3901
Telephone: (612) 766-7000
Facsimile: (612) 766-1600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

In accordance with our undertaking set forth in our registration statement on Form S-3 (File No. 333-145643) filed with the Securities and Exchange Commission relating to the resale of an aggregate of up to 9,769,052 shares of our common stock, which may be offered for sale from time to time by the selling shareholders named therein, we are filing this post-effective amendment No. 1 to the registration statement to deregister all shares of common stock under the registration statement.  We delisted our common stock from The Nasdaq Stock Market and deregistered our common stock under Sections 12(b) of the Securities Exchange Act of 1934 through the filing of a Form 25 with the Commission on January 15, 2010, and a Form 15 ten days thereafter. Because we will no longer be filing reports pursuant to the Securities Exchange Act of 1934, we are deregistering the shares of common stock under the registration statement.  To our knowledge, no shares were sold pursuant to the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Saint Paul, State of Minnesota on the 25th day of January, 2010.

GANDER MOUNTAIN COMPANY
(Registrant)

/s/ David C. Pratt
David C. Pratt
Chairman of the Board and Interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Gander Mountain Company, hereby severally constitute DAVID C. PRATT, ROBERT J. VOLD and ERIC R. JACOBSEN, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Gander Mountain Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on January 25, 2010.

Name	Title
/s/ David C. Pratt	Chairman of the Board and Interim Chief Executive Officer
(Principal Executive Officer)
/s/ Robert J. Vold	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
/s/ Ronald A. Erickson	Vice-Chairman of the Board
/s/ Gerald A. Erickson	Director

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Amended and Restated Bylaws of the Registrant (2)

4	Specimen of common stock certificate (3)

5	Opinion of Faegre & Benson LLP**

10.1	Stock Purchase Agreement, dated December 11, 2006, by and between the registrant and Gratco, LLC (4)

10.2	Stock Purchase Agreement, dated December 6, 2007, by and between the registrant and Gratco, LLC (5)

10.3	Stock Purchase Agreement, dated December 6, 2007, by and between the registrant and Holiday Stationstores, Inc. (6)

23.1	Consent of Ernst & Young LLP**

23.2	Consent of Faegre & Benson LLP (included in Exhibit 5)**

24	Powers of Attorney (included with signatures)

*	Filed herewith.
**	Previously Filed.

(1)	Incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K (File No. 0-50659), dated January 14, 2010 and filed with the SEC on January 15, 2010.

(2)	Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(3)	Incorporated by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the SEC on March 15, 2004.

(4)	Incorporated by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K (File No. 0-50659), dated December 8, 2006 and filed with the SEC on December 13, 2006.

(5)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50659), dated December 6, 2007 and filed with the SEC on December 7, 2007.

(6)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 000-50659), dated December 6, 2007 and filed with the SEC on December 7, 2007.

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